Exhibit 10.8

This instrument and the rights, remedies and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Affiliate Subordination Agreement dated as of September 30, 2008, by and among Jean Levy, Jaynjean Levy Family Limited Partnership, Unigene Laboratories, Inc. and Victory Park Management, LLC (as amended, restated, modified or supplemented from time to time, and as reaffirmed by that certain  Reaffirmation of Affiliate Subordination Agreement dated as of March 17, 2010, by and among the same parties thereto, together, the “Subordination Agreement”), to the Senior Debt (as defined in the Subordination Agreement); and each holder of this instrument, by her acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

UNIGENE LABORATORIES, INC.
SECOND AMENDED AND RESTATED
SECURED PROMISSORY NOTE

$8,318,714.00	March 17, 2010
Fairfield, New Jersey

FOR VALUE RECEIVED Unigene Laboratories, Inc., a Delaware corporation (the “Company”), promises to pay to Jean Levy (successor-in-interest to Jay Levy) (the “Holder”), or her registered assigns, the principal sum of Eight Million, Three Hundred Eighteen Thousand, Seven Hundred Fourteen and 00/100 Dollars ($8,318,714.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest on the unpaid principal balance from May 10, 2007 to the date of this Note at a rate equal to nine percent (9.00%) per annum, and thereafter at the rate of twelve percent (12.00%) per annum, which shall be non-compounding, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) June 18, 2013 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof.  This Note is issued pursuant to the Amended and Restated Security Agreement, dated May 10, 2007, entered into by and between the Company and the Holder (as amended, restated, modified or supplemented from time to time, and as reaffirmed by that certain Reaffirmation of Security Agreement on the date hereof, the “Security Agreement”).  That certain Secured Promissory Note dated May 10, 2007 (the “Prior Note”) issued by the Company to the Holder in the principal amount of Eight Million, Three Hundred Eighteen Thousand, Seven Hundred Fourteen and 00/100 Dollars ($8,318,714.00), replaced in their entirety those notes listed on Exhibit A hereto and was not intended to be a novation of said notes, but rather evidenced and documented the continuation of all obligations and liabilities outstanding thereunder, including, without limitation, principal, interest, penalties and fees, as more fully described therein.  The Prior Note was amended and restated in its entirety by that certain Amended and Restated Secured Promissory Note dated September 30, 2008 (the “2008 Note”), which 2008 Note was not intended to be a novation of the Prior Note, but rather evidenced and documented the continuation of all obligations and liabilities outstanding thereunder, including, without limitation, principal, interest, penalties and fees, as more fully described therein.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY THE SECURITY AGREEMENT AND THE FOURTH MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT, ENTERED INTO ON THE DATE HEREOF BY THE COMPANY IN FAVOR OF HOLDER (AS MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME, THE “FOURTH MODIFICATION”). ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT AND THE THIRD MODIFICATION.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.           Amendment and Restatement.  Effective as of the date hereof, this Note amends and restates in its entirety the 2008 Note.  This Note (a) is made in substitution for, and not as payment of, the obligations of the Company under the 2008 Note and (b) is not intended to constitute a novation or discharge of the 2008 Note.  On and after the date hereof, all principal of, and accrued but unpaid interest on, the 2008 Note (i) shall remain outstanding under this Note and (ii) shall be governed by the terms of this Note and the Security Agreement.

2.           Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)           “Affiliate” with respect to any Person, means (i) any director or officer of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b)            “Business Day” means any day other than a Saturday, Sunday or public holiday under the laws of the United States of America or the State of New Jersey or any other day on which banking institutions are authorized or obligated to close in the State of New Jersey.

(c)            “Change in Control” means any of the following: (i) any Person, either individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of stock or other securities of the Company (or other securities convertible into stock or other securities) representing 50% or more of the combined voting power of all stock or other securities of the Company entitled to vote in the election of members of the board of directors of the Company, other than stock or other securities having such power only by reason of the happening of a contingency; or (ii) the occurrence of a change in the composition of the board of directors of the Company such that a majority of the members thereof are not continuing members.  As used herein, (a) the term “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder and (b) the term “continuing member” shall mean, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board on the date of this Note or (ii) was nominated for election or elected to such board with the affirmative vote of a majority of the members who were either members of such board on the date of this Note or whose nomination or election was previously so approved.

(d)            “Company” means the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note in accordance with the terms hereof.

(e)            “Event of Default” has the meaning given in Section 6 hereof.

(f)           “Fourth Modification” has the meaning set forth in the second paragraph of this Note.

(g)           “Holder” means the Person specified in the first paragraph of this Note or any Person who shall at the time be the registered holder of this Note pursuant to a transfer permitted by the terms of this Note.

(h)           “Indebtedness” means the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments, (vii) all payment obligations, contingent or otherwise, pursuant to or arising under currency swap agreements, interest rate swap agreements or other swap or derivative agreements, and (viii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vii) above.

(i)           “Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(j)           “Maturity Date” has the meaning set forth in the first paragraph of this Note.

(k)            “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(l)            “Permitted Distribution” means: (i) repurchases of stock from employees, consultants or directors of the Company in an aggregate amount not to exceed $50,000 in any fiscal year; provided that no Event of Default has occurred and is continuing or would exist after giving effect to the repurchases; (ii) dividends or distributions payable solely in capital stock of the Company; and (iii) any dividend or distribution made by any Subsidiary to another Subsidiary or to the Company.

(m)           “Permitted Indebtedness” means: (i) Indebtedness of the Company existing on May 10, 2007 as set forth on Schedule A (it being understood that any Indebtedness of the Company existing on May 10, 2007 shall constitute Permitted Indebtedness whether or not listed on Schedule A), and any renewals, refinancings, replacements and extensions thereof; so long as (A) the principal amount of such Indebtedness does not exceed the principal amount being renewed, refinanced, replaced or extended plus an amount necessary to pay any fees and expenses related thereto, (B) such Indebtedness does not contain covenants or other restrictions materially more onerous than those contained in the Indebtedness being renewed, refinanced, replaced or extended, and (C) the average life to maturity thereof is greater than or equal to that of the Indebtedness being renewed, refinanced, replaced or extended; (ii) other unsecured Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $2,000,000; (iii) Indebtedness of the Company or any of its Subsidiaries secured by Liens described in clauses (vi) and (vii) of the definition of Permitted Liens, so long as (A) at the time when such Indebtedness is incurred, the amount of such Indebtedness does not exceed the fair market value (as reasonably determined by the principal financial officer of the Company in good faith) of the leased property or purchased equipment and (B) the aggregate amount of such Indebtedness does not exceed $500,000 at any time outstanding; (iv) Indebtedness of any Subsidiary of the Company to the Company or another Subsidiary; (v) Indebtedness pursuant to or arising under currency swap agreements or interest rate swap agreements or swap or derivative agreements entered into in connection with bona fide hedging arrangements; (vi) Indebtedness of the Company or any of its Subsidiaries subordinated to the Obligations on terms reasonably satisfactory to the Holder, and having terms and conditions (other than interest and overall yield) more favorable to the Company than the terms and conditions of this Note and the other Transaction Documents (including, without limitation, covenants and events of default more favorable to the Company than the covenants and events of default hereunder), and having redemption, prepayment and defeasance provisions reasonably satisfactory to the Holder, in an aggregate principal amount not to exceed $2,000,000 at any time outstanding less any amounts outstanding pursuant to clause (ii) of this definition of Permitted Indebtedness (“Subordinated Indebtedness”); (vii) Senior Debt; and (viii) the Obligations.

(n)            “Permitted Liens” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code, as amended, or by the Employee Retirement Income Security Act of 1974, as amended, or any Lien imposed by a governmental authority under any applicable environmental law or with respect to a foreign deferred compensation plan): (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of the Holder for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of the Holder for the eventual payment thereof if subsequently found payable; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v) Liens in favor of the Holder; (vi) Liens securing obligations under a capital lease so long as such Liens do not extend to property other than the property leased under such capital lease, and any additions, attachments, improvements and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (vii) Liens upon any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any additions, attachments, improvements and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (ix) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by statute, common law or by contract; (x) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6(g); (xii) Liens existing on May 10, 2007 as set forth on Schedule B (it being understood that any Lien of the Company existing on May 10, 2007 shall constitute a Permitted Lien whether or not listed on Schedule B) and any renewals, refinancings or extensions thereof that do not increase the amount of Indebtedness secured thereby or encumber additional collateral or contain covenants or other restrictions materially more onerous than those contained in the Lien being renewed, refinanced or extended, including, without limitation, that certain Patent Security Agreement, dated as of March 31, 2001 (as amended, restated, modified or supplemented from time to time, and as reaffirmed on the date hereof, the “Security Agreement”), made and entered into by and between the Company and the Partnership; (xiii) leases or subleases and licenses or sublicenses granted in the ordinary course of the Company’s or any Subsidiary’s business; (xiv) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property; and (xv) Liens incurred pursuant to the Senior Debt Documents.

(o)           “Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(p)           “Prior Note” and “2008 Note” each has the meaning set forth in the first paragraph of this Note.

(q)           “Security Agreement” has the meaning set forth in the first paragraph of this Note.

(r)           “Senior Debt” has the meaning assigned to such term in the Subordination Agreement (and any defined terms therein shall have the meanings ascribed to such terms in the Subordination Agreement), and any refinancing thereof under the VPC Loan Documents (as defined in the Subordination Agreement).

(s)           “Senior Debt Documents” has the meaning assigned to such term in the Subordination Agreement (and any defined terms therein shall have the meanings ascribed to such terms in the Subordination Agreement).

(t)           “Subordination Agreement” means that certain Affiliate Subordination Agreement, dated as of September 30, 2008, by and among the Company, the Holder, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC as Agent, as may be amended, restated, modified or supplemented from time to time, and as reaffirmed by that certain Reaffirmation of Affiliate Subordination Agreement dated as of the date hereof, by and among the Company, the Holder, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC as Agent.

(u)           “Subsidiary” means any other entity included in the financial statements of the Company on a consolidated basis.

(v)            “Transaction Documents” means this Note, the Security Agreement, the New Mortgage Modification (as defined in the Security Agreement), the Fourth Modification, and each mortgage, pledge agreement, control agreement, grant of security interest in copyrights, patents or trademarks or other instrument or document delivered by the Company pursuant to the Security Agreement or any of the other Transaction Documents in order to grant the Holder a Lien on any property of the Company as security for the Obligations.

(w)           “Transfer” has the meaning set forth in Section 5 of this Note.

3.           Principal and Interest.

(a)           Payments in respect of the outstanding principal of this Note shall be due and payable as follows:  $500,000 on May 10, 2010 (the “Permitted Principal Payment”).  Interest accrued under or otherwise evidenced by this Note shall not be due and payable until the Maturity Date.

(b)           On the Maturity Date, all then outstanding principal, together with all accrued and unpaid interest, shall be due and payable in full.

4.           Optional Prepayment.

(a)           Upon five (5) days prior written notice to the Holder, the Company may prepay this Note in whole or in part; provided that unless otherwise directed by the Holder any such prepayment will be applied (i) first to the payment of expenses due under this Note, (ii) second to the Permitted Principal Payment;  (iii) third to the interest accrued but unpaid up to the date of prepayment; and (iv) fourth, if the amount of prepayment exceeds the amount of all such expenses, Permitted Principal Payment, and accrued but unpaid interest, to the payment of then outstanding principal of this Note.

5.           Certain Covenants.  While any amount is outstanding under the Note, without the prior written consent of the Holder:

(a)           Indebtedness.  Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

(b)           Liens.  Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

(c)           Asset Dispositions.  Neither the Company nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of (collectively, a “Transfer”) any of its assets or property, whether now owned or hereafter acquired, except (i) Transfers in the ordinary course of its business consisting of (A) the sale of inventory, (B) sales or transfers of surplus, worn-out or obsolete equipment, (C) leases or subleases entered into in the ordinary course of business or approved by the Holder in writing and (D) licenses of intellectual property or know-how; (ii) a Transfer from any Subsidiary of the Company to the Company or another Subsidiary; (iii) the granting of Permitted Liens, (iv) expenditures of cash not prohibited by this Note; and (v) Transfers permitted by Section 5(d) or 5(e) of this Note.

(d)           Mergers, Acquisitions, Etc.  Neither the Company nor any of its Subsidiaries may consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person; provided that if the surviving entity of such merger expressly agrees to assume all of the Obligations and covenants of the Company and its Subsidiaries arising under or pursuant to the terms of this Note and the other Transaction Documents, then such written consent of the Holder shall not be unreasonably withheld.

(e)           Dividends, Redemptions, Etc.  Neither the Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities; (iii) return any capital to any holder of its equity securities; (iv) make any distribution of assets, equity securities, obligations or securities to any holder of its equity securities in its capacity as such; or (v) set apart any sum for any such purpose; provided, however, that the Company and its Subsidiaries may make Permitted Distributions.

(f)           Indebtedness Payments.  Neither the Company nor any of its Subsidiaries shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than amounts due under this Note or the Partnership Note (as defined in the Security Agreement)) or lease obligations; provided that the Company and its Subsidiaries may prepay, redeem, purchase, defease or otherwise satisfy lease obligations prior to the scheduled repayment thereof in an aggregate amount not to exceed $1,000,000 in any fiscal year; (ii) amend, modify or otherwise change the terms of any Indebtedness (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof, or (iii) repay any notes to officers, directors or shareholders (other than the Holder or the holder of the Partnership Note (as defined in the Security Agreement)).  Notwithstanding the foregoing sentence, the Company shall not be restricted from (x) paying, defeasing or otherwise satisfying in any manner the Senior Debt or (y) amending, modifying or otherwise changing the terms of the Senior Debt and the Senior Debt Documents (to the extent and as permitted under the Subordination Agreement).

(g)           Affiliate Transactions.  Neither the Company nor any of its Subsidiaries shall enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except (i) upon terms at least as favorable to the Company or such Subsidiary as an arms-length transaction with unaffiliated Persons; provided that the foregoing shall not apply to transactions involving the Company and its Subsidiaries, (ii) compensation and benefit arrangements (including the granting of options or other equity compensation arrangements) approved by or pursuant to any plan approved by the board of directors of the Company or a committee thereof, any indemnification arrangements with employees, officers, directors and consultants, and advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (iii) any Permitted Indebtedness, (iv) any Permitted Distribution and (v) any transaction with Victory Park Management, LLC and its Affiliates contemplated by the Senior Debt Documents.

(h)           Notice of Defaults.  Promptly upon the occurrence thereof, the Company shall furnish to the Holder written notice of the occurrence of any Event of Default hereunder.  Notwithstanding the foregoing, the Company will not be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Holder (or her designated representative) is then prohibited by law, including, without limitation, Regulation FD promulgated under the Securities Act of 1933, as amended, or any agreement binding on the Company or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

(i)           Organizational Documents.  The Company shall not amend its certificate of incorporation or its bylaws if such amendment would impair in any material respect the Liens in favor of the Holder granted by the Company pursuant to the Transaction Documents or perfection thereof or the ability of Holder to enforce its rights as set forth in the Transaction Documents.

(j)           Subordinated Indebtedness.  Neither the Company nor any of its Subsidiaries shall amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to the Company and its Subsidiaries or the Holder.

(k)           Inspection Rights.  The Holder and its representatives shall have the right, at any time during normal business hours, upon reasonable prior notice which in no case shall be less than five (5) Business Days unless an Event of Default exists in which case no prior notice is required, to visit and inspect the properties of Company (or any of its Subsidiaries) and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company’s affairs, finances and accounts with its directors, officers and independent public accountants; provided that the Holder and any of its representatives who exercise their rights under this Section 5(k) shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company (or any of its Subsidiaries) to which such party has become privy by reason of this Section 5(k).  Notwithstanding the foregoing, the Company will not be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Holder (or its designated representative) is then prohibited by law, including, without limitation, Regulation FD promulgated under the Securities Act of 1933, as amended, or any agreement binding on the Company or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.           Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)           Failure to Pay.  The Company shall fail to make any payments under Section 3 of this Note on the dates due and such payments shall not have been made in full within thirty (30) days of the Company’s receipt of the Holder’s written notice (given by any method permitted under Section 12) to the Company of such failure to pay; or

(b)           Breaches of Certain Covenants.  The Company or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5 of this Note or the other Transaction Documents (other than those specified in Section 6(a)) and (i) such failure shall continue for thirty (30) days, or (ii) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within forty-five (45) days, either (A) such failure shall continue for forty-five (45) days or (B) the Company or such Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to the Holder within the initial thirty (30) day period; or

(c)           Representations and Warranties.  Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to the Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)           Other Payment Obligations.  The Company or any of its Subsidiaries shall (i) fail to make any payment when due under the terms of the Senior Debt Documents and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause the Senior Debt to become due prior to its stated date of maturity; or

(e)           Voluntary Bankruptcy or Insolvency Proceedings.  The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(f)           Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(g)           Judgments.  A final judgment or order for the payment of money in excess of $2,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Company, to the extent such insurer has acknowledged in writing its obligation to pay such amount), shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

(h)           Transaction Documents.  Any Transaction Document or any material term of any thereof shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable in accordance with its terms or if the Liens of Holder in any of the assets of Company shall cease to be or shall not be valid, first priority perfected Liens (subject to Permitted Liens, including, without limitation, Liens incurred in connection with the Senior Debt) or the Company shall assert that such Liens are not valid, first priority and perfected Liens (subject to Permitted Liens, including, without limitation, Liens incurred in connection with the Senior Debt); or

(i)           Change in Control.  A Change in Control shall occur.

7.           Rights of Holder upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 6(e) or 6(f)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Section 6(e) or 6(f), immediately and without notice, all outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by any of the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8.           Successors and Assigns.  Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

10.         Transfer of this Note.

(a)           Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Upon such registration, the transferee shall become the “Holder,” “Lender,” “Secured Party” or "Mortgagee," as applicable, for all purposes pursuant to the Transaction Documents.

(b)           Unless an Event of Default has occurred and is continuing, the Holder may not transfer this Note to any Person without the prior written consent of the Company.

11.         Assignment by Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder (subject to Section 5(d) of this Note).

12.         Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent via facsimile (receipt confirmed) at the respective addresses or facsimile numbers of the parties as set forth in the Security Agreement or on the register maintained by the Company.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when received.

13.         Payment.  Payment shall be made in lawful tender of the United States.

14.         Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15.         Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16.         Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of law provisions of the State of New Jersey, or of any other state.

17.         Statement to Holder.  The Company will provide to the Holder within five business days following the date of this Note, and as of the end of each fiscal quarter thereafter until this Note has been paid in full, a statement as to the principal and interest then outstanding under this Note, which statement shall be in reasonable detail so as to permit the Holder to verify the accuracy thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

UNIGENE LABORATORIES, INC., a Delaware corporation

By: /s/ William Steinhauer Name: William Steinhauer Title: Vice President of Finance

ACKNOWLEDGED AND AGREED TO BY: JEAN LEVY

/s/ Jay Levy By: Jay Levy, as Attorney-in-Fact for Jean Levy

EXHIBIT A

Outstanding Promissory Notes After Repayment to be Consolidated into this Note1
	Date	Currently Outstanding Principal Amount2		Date	Currently Outstanding Principal Amount2
1	03/02/95	$0	1B	07/13/99	$1,525,000
2	06/29/95	0	2B	07/30/99	70,000
3	11/22/99	0	3B	08/05/99	200,000
4	02/11/00	0		Total:	1,795,000
5	11/13/00	0
6	11/16/00	0
7	01/09/01	0	1C	02/10/95	$0
8	01/16/01	0	2C	07/12/00	0
9	02/05/01	0	3C	07/31/00	0
10	02/13/01	0	4C	08/11/00	0
11	02/22/01	0	5C	08/30/00	0
	Total:	0	6C	09/13/00	0
			7C	09/27/00	0
				Total:	0

1 Not listed here, but also outstanding and included in the amounts that have been consolidated into this Note is a 5% penalty on overdue amounts on certain notes that were originally payable to Jean Levy, plus accrued interest, which began accruing on 01/01/01.
2  Even though certain notes listed above have no outstanding principal amount currently due and owing they are listed because interest accrued and continues to be payable thereunder and such interest amounts are being consolidated into this Note.

SCHEDULE A

Permitted Indebtedness

The Partnership Note (as defined in the Security Agreement)

SCHEDULE B

Permitted Liens

The Patent Security Amendment (as defined in the Security Agreement)

UCC-1 Financing Statement filed in New Jersey on 6/26/01 in favor of GE Capital Colonial Pacific Leasing (assignee of lessor Genesis Commercial Capital, LLC) regarding: Equipment/Lease No. 01328-01

UCC-1 Financing Statement filed in Delaware on 8/31/01 in favor of GE Capital Colonial Pacific Leasing regarding: (1) HELOS/BF Particle Size Analyzer; (1) HP Vectra P3/933, 128 Mbyte RAM, 20 GB HD, 48x CD-ROM, NIC, WIN 2000 Operating System; (1) WINDOX Soft on CD-ROM, CRYPTOBOX, Plus Manuals; (1) IQ/OQ Validation of HELOS; (1) QT Trend Analysis Software Equipment/Lease No:   (as continued on 8/29/06)

UCC-1 Financing Statement filed in Delaware on 1/13/03 in favor of CIT Technology Financing Services, Inc. regarding the true lease of “Canon IR5000, sn: MPL17987” plus all other types of office equipment now and hereafter leased to and/or financed  for Debtor/Lessee by Secured Party/Lessor, and including all replacements, upgrades and substitutions hereafter occurring to all the foregoing equipment and all now existing and future attachments, parts, accessories and add-ons for all of the foregoing items and types of equipment, and all proceeds and products thereof

UCC-1 Financing Statement filed in Delaware on 10/8/04 in favor of US Bancorp regarding: 1 – (S) Akia Purifier 100 with control and accessories

UCC-1 Financing Statement filed in New Jersey on 12/16/04 in favor of US Bancorp regarding 1 HPLC system

Lien of The Microcap Fund, Inc., a Maryland corporation, on certain patents of the Company

Lien of Olympus Securities, Ltd., Nelson Partners, Citadel Investment Management, L.P. and Citadel Investment Management, Inc. on certain patents of the Company